Exhibit 10.22

EDGEN GROUP INC.

2012 PERFORMANCE BONUS PLAN

Section 1. Purpose. The purpose of the Edgen Group Inc. 2012 Performance Bonus Plan (the “Plan”) is to benefit and advance the interests of Edgen Group Inc. (the “Company”), by rewarding selected employees of the Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a “Business Unit”) for their contributions to the Company’s financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards (“Awards”).

Section 2. Certain Definitions. For the purposes of the Plan the following terms shall be defined as set forth below:

(a) “Base Salary Percentage” means a percentage of the Participant’s base salary paid to such Participant with respect to the applicable Performance Period.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board, which for purposes of this Plan with respect to decisions regarding Covered Employees, must be comprised of two or more outside directors as defined in Treasury Regulation 1.162(e)(3).

(e) “Covered Employee” has the same meaning given to such term in Section 162(m)(3) of the Code.

(f) “Financial Criteria” has the meaning given to that term in Section 6(a).

(g) “Fiscal Year” means the fiscal year ending on June 30 or such other period that the Company may hereafter adopt as its fiscal year.

(h) “Participant” means an employee of the Company or its subsidiaries, who is a Covered Employee (or who may be a Covered Employee in an applicable Performance Period, as determined in the Committee’s discretion) and who is selected to participate in the Plan under Section 4.

(i) “Performance Period” means the period of time over which the Performance Threshold must be satisfied, which period may be of such length as the Committee, in its discretion, shall select. The Performance Period need not be identical for all Awards. Within one Fiscal Year, the Committee may establish multiple Performance Periods.

(j) “Performance Threshold” has the meaning given to such term in Section 6(b).

(k) “Target” has the meaning given to such term in Section 6(a).

Section 3. Administration of the Plan.

(a) Generally. The Plan shall be administered by the Committee. The Committee is authorized to administer, interpret and apply the Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and Participants. The Committee shall have authority to determine the terms and conditions of the Awards granted to Participants.

(b) Delegation. The Committee may delegate its responsibilities for administering the Plan to any executive officer of the Company, as the Committee deems necessary; provided however, that the Committee shall not delegate its responsibilities under the Plan relating to Covered Employees.

(c) Reliance and Indemnification. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee nor any executive officer of the Company shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or such executive officer of the Company with respect to the Plan or Awards granted hereunder, and all members of the Committee and each executive officer of the Company shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 4. Eligible Persons. Each Covered Employee (including each employee who may be a Covered Employee in an applicable Performance Period, as determined in the Committee’s discretion) shall be eligible to participate in the Plan (“Eligible Persons”). An individual shall be deemed an employee for purposes of the Plan only if such individual receives compensation from either the Company or one of its Business Units for services performed as an employee of the Company or any one of its Business Units for any period during a Performance Period. An Eligible Person who is a Covered Employee shall be entitled to participate in the Plan with respect to a Performance Period which has commenced only if he or she commenced employment and was selected to participate in the Plan within 90 days of the commencement of the applicable Performance Period (or if such Performance Period is less than a year in duration, before 25% of such period has elapsed).

Section 5. Awards. Awards may be granted only to Eligible Persons with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

Section 6. Determination of Targets and Performance Thresholds. Prior to the beginning of each Performance Period or within 90 days of the commencement of the applicable

Performance Period (or if such Performance Period is less than a year in duration, before 25% of such period has elapsed), the Committee shall, to the extent applicable, adopt each of the following with respect to each Participant:

(a) one or more “Targets,” which shall be equal to a desired level or levels (as may be measured on an absolute or relative basis, where relative performance may also be measured by reference to: specified levels of or increases in the Company’s or a Business Unit’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; any financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and/or a Business Unit; or any combination of any of the foregoing criteria (collectively, the “Financial Criteria”). With respect to any Participant who is employed by a Business Unit, the Financial Criteria shall be based on the results of such Business Unit, results of the Company, or any combination of the two.

(b) with respect to each Target applicable to one or more Financial Criteria, the Committee may provide for a threshold level of performance (a “Performance Threshold”) below which no Award will be payable and a maximum level of performance above which no additional amount will be paid with respect to any Award. It may also provide for the payment of differing amounts for different levels of performance (i.e. between the Performance Threshold and the maximum performance) with respect to such Target. Awards may be based on a Participant’s Base Salary Percentage or otherwise.

Subject to Section 8(c), the Committee shall make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds (and if applicable any mathematical formula or matrix tied to a performance Target) to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management’s control which, in the sole judgment of the Committee, alters or affects the computation of such Targets and Performance Thresholds or the performance of the Company or any relevant Business Unit (each an “Extraordinary Event”).

Section 7. Calculation of Awards; Certification; Payment. As soon as practicable after the end of the Performance Period, and subject to any necessary verification, the Committee shall determine with respect to each Participant whether and the extent to which the Performance Thresholds applicable to such Participant’s Targets were achieved or exceeded. Such Participant’s Award, if any, shall be calculated in accordance with the mathematical formula or matrix determined pursuant to Section 6, and subject to the limitations set forth in Section 8. The Committee shall certify in writing the amount of such Award and whether each material term of the Plan relating to such Award has been satisfied. Subject to Section 8, such Award shall become payable in cash as promptly as practicable thereafter, provided however, that any Award shall be paid within 2 1/2 months of the end of the Fiscal Year in which the Award is no longer subject to a risk of forfeiture (or, if later, within 2 1/2 months of the end of the Participant’s taxable year in which the Award is no longer subject to a risk of forfeiture).

Section 8. Limitations; Modifications to Awards. Each Award determined pursuant to Section 6 shall be subject to modification or forfeiture in accordance with the following provisions:

(a) Limitations. The aggregate amount of any Award to any Participant for any Performance Period as finally determined by the Committee, shall constitute the Participant’s Award for the Fiscal Year; provided, however that no Award for any Participant for any Fiscal Year shall exceed [$__,000,000].

(b) Negative Discretion. At any time prior to the payment of an Award, the Committee may, in its sole discretion, decrease or eliminate the Award payable to any Participant to reflect the individual performance and contribution of, and other factors relating to, such Participant. The determination of the Committee as to matters set forth in this Section 8(b) shall be final and conclusive.

(c) Extraordinary Events. The Committee may make such adjustments, to the extent it deems appropriate to any Award to compensate for, or to reflect, any Extraordinary Event; provided however, that under no circumstances may the Committee increase the amount of the Award otherwise payable to a Participant beyond the amount originally established, waive the attainment of the Target(s) established by the Committee or otherwise exercise its discretion, in any such case, so as to cause any Award not to qualify as performance-based compensation under Section 162(m) of the Code with respect to a Covered Employee. The determination of the Committee as to matters set forth in this Section 8(c) shall be final and conclusive.

Section 9. Employment Requirement. No Participant shall have any right to receive payment of any Award unless such Participant remains in the employ of the Company or a Business Unit through the date of payment of such Award; provided, however, that the Participant shall be eligible to receive a pro-rated portion of an Award (based on the number of days such Participant was employed during the applicable Performance Period), if, prior to the end of a Performance Period, such Participant retires, dies or becomes permanently disabled or if the Committee, in its sole discretion, determines that other special circumstances exist with respect to such Participant, so long as the Performance Thresholds applicable to the Participant’s

Targets were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Committee, paid as provided in Section 6. The determination of the Committee shall be final and conclusive.

Section 10. Miscellaneous.

(a) No Contract; No Rights to Awards or Continued Employment. The Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its Business Units.

(b) No Right to Future Participation. Participation in the Plan during one Performance Period shall not guarantee participation during any other Performance Period.

(c) Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted (other than by will or the laws of descent and distribution), and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company’s obligation under the Plan to pay any Award with respect to such Participant.

(d) Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, foreign, state or local taxes required by law to be withheld with respect to such payments.

(e) Source of Payments. The Plan shall be unfunded. The Plan shall not create or be construed to create a trust or separate fund or segregation of assets of any kind or a fiduciary relationship between the Company and a Participant or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof. To the extent that any Participant is granted an Award hereunder, such Participant’s right to receive payment of such Award shall be no greater than the right of any unsecured general creditor of the Company.

(f) Amendment and Termination. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except to the extent that such amendment may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.

(g) Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(h) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to the choice-of-law principles thereof, and applicable federal law.

(i) Effective Date. The Plan shall be effective as of _________, 2012; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards made, that the stockholders of the Company (the “Stockholders”) approve the Plan at the first Annual Meeting of Stockholders to be held after such date. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective.

(j) Approval and Re-approval by Stockholders. To the extent required under Section 162(m) of the Code and the regulations thereunder, (i) any change to the material terms of the Financial Criteria shall be disclosed to and approved by the Stockholders at the next Annual Meeting of Stockholders to be held following such change, and (ii) the material terms of the Financial Criteria shall be disclosed to and re-approved by the Stockholders no later than the Annual Meeting of Stockholders that occurs in the fifth year following the year in which Stockholders approve the Plan.

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